Exhibit 10.1

threatened breach of any such provisions by Executive, in addition to any other relief (including damage) available to the Company under this Agreement or under law. (b) Exclusive. Both parties agree that the remedy specified in Section 7.9(a) above is not exclusive of any other remedy for the breach by Executive of the tenns hereof. 7.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement. Executed by the parties as follows: EXECUTIVE By: Date: 10/28/2014 Page 17of20 109912199 v2 NEUROCRINE BIOSCIENCES, INC. By: Date: 10/27/2014 /s/ Darin Lippoldt /s/ Kevin C. Gorman